                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                            CYBEROAD.COM CORPORATION

                             (EFFECTIVE MAY 4, 1999)

                            UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                            CYBEROAD.COM CORPORATION
                           IN LIEU OF SPECIAL MEETING

        Pursuant to the laws of the State of Florida, the undersigned, being all of the directors of Cyberoad.com Corporation, a Florida corporation (the "Company"), acting without a meeting, DO HEREBY UNANIMOUSLY ADOPT the following resolutions and DO HEREBY UNANIMOUSLY CONSENT to taking the following:

ADOPTION OF BYLAWS

        WHEREAS the Board of Directors deems it advisable that the Bylaws of the Company be amended to effect certain changes;

        NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Bylaws of the Company be, and they hereby are, amended in their entirety and adopted in the form attached.

        EXECUTION IN COUNTERPART, this resolution may be signed in counterpart by the parties, in as many counterparts as may be necessary, each of which so signed shall be deemed an original and such counterpart together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth below.

DATED as of the 4th day of May, 1999

                                              /s/   JOHN COFFEY
                                       ------------------------------------
                                       JOHN COFFEY

                                              /s/   EPPIE CANNING
                                       ------------------------------------
                                       EPPIE CANNING

                                              /s/   KENNETH MILLER
                                       ------------------------------------
                                       KENNETH MILLER

                                TABLE OF CONTENTS

   ARTICLE ONE - OFFICES .....................................................      1
       Principal Office ......................................................      1
       Other Offices .........................................................      1
   ARTICLE TWO - MEETINGS OF SHAREHOLDERS ....................................      1
       Place .................................................................      1
       Time of Annual Meeting ................................................      1
       Call of Special Meetings ..............................................      1
       Conduct of Meetings ...................................................      1
       Notice and Waiver of Notice ...........................................      1
       Business and Nominations for Annual and Special Meetings ..............      2
       Quorum ................................................................      2
       Voting Rights Per Share ...............................................      2
       Voting of Shares ......................................................      2
       Proxies ...............................................................      3
       Shareholder List ......................................................      3
       Action Without Meeting ................................................      4
       Fixing Record Date ....................................................      4
       Inspectors and Judges .................................................      4
       Voting for Directors ..................................................      5
   ARTICLE THREE - DIRECTORS .................................................      5
       Number, Term; Election; Qualification .................................      5
       Resignation: Vacancies, Removal .......................................      5
       Powers ................................................................      5
       Place of Meetings .....................................................      5
       Annual Meetings .......................................................      5
       Regular Meetings ......................................................      5
       Special Meetings and Notice ...........................................      6
       Quorum and Required Vote ..............................................      6
       Action Without Meeting ................................................      6
       Conference Telephone or Similar Communications Equipment Meetings .....      6
       Committees ............................................................      7
       Compensation of Directors .............................................      7

   ARTICLE FOUR - OFFICERS ..............................................           7
       Positions ........................................................           7
       Election of Specified Officers by Board ..........................           7
       Election or Appointment of Other Officers ........................           7
       Compensation .....................................................           8
       Term; Resignation; Removal; Vacancies ............................           8
       Chair-man of the Board ...........................................           8
       Chief Executive Officer ..........................................           8
       President ........................................................           8
       Vice Presidents ..................................................           8
       Secretary ........................................................           9
       Chief Financial Officer ..........................................           9
       Treasurer ........................................................           9
       Other Officers: Employees and Agents .............................           9
   ARTICLE FIVE - CERTIFICATES FOR SHARES ...............................           9
       Issue of Certificates ............................................           9
       Legends for Preferences and Restrictions on Transfer .............           10
       Facsimile Signatures .............................................           10
       Lost or Destroyed Certificates ...................................           10
       Transfer of Shares ...............................................           10
       Registered Shareholders ..........................................           11
       Redemption of Control Shares .....................................           11
   ARTICLE SIX - GENERAL PROVISIONS .....................................           11
       Dividends ........................................................           11
       Reserves .........................................................           11
       Checks ...........................................................           11
       Fiscal Year ......................................................           11
       Seal .............................................................           11
       Gender ...........................................................           11
   ARTICLE SEVEN - AMENDMENT OF BYLAWS ..................................           11

                              ARTICLE ONE - OFFICES

        Section 1. Principal Office. The principal office of Cyberoad.com Corporation, a Florida corporation (the "Corporation"), shall be located at such place as is determined by the Board of Directors of the Corporation (the "Board of Directors") in accordance with applicable law.

        Section 2. Other Offices. The Corporation also may have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO - MEETINGS OF SHAREHOLDERS

        Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time as is fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the shareholders shall elect a board of directors and transact such other business as may be properly brought before the meeting.

        Section 3. Call of Special Meetings, Special meetings of the shareholders shall be held if called in accordance with the procedures set forth in the Florida Business Corporation Act and the Corporation's Articles of Incorporation (the "Articles of Incorporation") for the call of a special meeting of shareholders.

        Section 4. Conduct of Meetings. The Chairman of the Board of Directors (or in his absence, the President, or in his absence, such other designee of the Chairman of the Board of Directors) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

        Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by first-class mail or other legally sufficient means, by or at the direction of the Chairman of the Board, President, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address appearing on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall constitute an effective waiver of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or
(b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

        Section 6. Business and Nominations for Annual and Special Meetings. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof. At any annual meeting of shareholders, only such business shall be conducted as shall have been property brought before the meeting in accordance with the requirements and procedures set forth in the Florida Business Corporation Act and the Articles of Incorporation. Only such persons who are nominated for election as directors of the Corporation in accordance with the requirements and procedures set forth in the Florida Business Corporation Act and the Articles of Incorporation shall be eligible for election as directors of the Corporation.

        Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or applicable law, shares representing a majority of the votes pertaining to outstanding shares which are entitled to be cast on the matter by the voting group constitute a quorum of that voting group for action on that matter. If less than a quorum of shares are represented at a meeting, the holders of a majority of the shares so represented may adjourn the meeting from time to time. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        Section 8. Voting Rights Per Share. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by or pursuant to the Articles of Incorporation or the Florida Business Corporation Act.

        Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or. conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no trustee shall be entitled to vote shares held by such person without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all, (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally, or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

        Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholders shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for such person by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation (the "Secretary") or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy authority under the appointment is exercised. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

        Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or such person's agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or agent or attorney of such shareholder is entitled to inspect the list at any time during the meeting or any adjournment. The shareholders' list is prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

        Section 12. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of shareholders may be taken without a meeting or notice if a consent, or consents, in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall be delivered to the Corporation, within the period required by Section 607.0704 of the Florida Business Corporation Act, by delivery to its principal office in the State of Florida, its principal place of business, the Secretary or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within ten
(10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action, in accordance with the requirements of Section
607.0704 of the Florida Business Corporation Act.

        Section 13. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, before the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or the determination of shareholders entitled to receive payment of a dividend, the date before the day on which the first notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting.

        Section 14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

        Section 15. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                            ARTICLE THREE - DIRECTORS

        Section 1. Number; Term: Election; Qualification. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. Directors shall be elected in the manner and hold office for the term as prescribed in the Florida Business Corporation Act and the Articles of Incorporation. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States.

        Section 2. Resignation; Vacancies, Removal. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event the notice of resignation specifies a later effective date, the Board of Directors may fill the pending vacancy (subject to the provisions of the Articles of Incorporation) before the effective date if they provide that the successor does not take office until the effective date. Director vacancies shall be filled, and directors may be removed, in the manner prescribed in the Florida Business Corporation Act and the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired terms of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

        Section 3. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

        Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

        Section 5. Annual Meetings. Unless scheduled for another time by the Board of Directors, the first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

        Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

        Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the President or Chairman of the Board and shall be called by the Secretary on the written request of any two directors. At least forty-eight (48) hours' prior written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director. Except as required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered to the directors at their addresses appearing on the books of the Corporation by personal delivery, mail or other legally sufficient means. Subject to the provisions of the preceding sentence, notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice by mail shall be deemed to be given three (3) days after being deposited in the mails, properly addressed and with proper postage prepaid. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, during or after the meeting, shall constitute an effective waiver of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, an objection to the transaction of business because the meeting is not lawfully called or convened.

        Section 8. Quorum and Required Vote. A majority of the prescribed number of directors determined as provided in the Articles of Incorporation shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. Whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the time of adjournment, At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

        Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this Section 9 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

        Section 10. Conference Telephone or Similar Communications Equipment Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or converted.

        Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by applicable law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee may be filled only by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

        Section 12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Similarly, members of special or standing committees may be allowed compensation for attendance at committee meetings or a stated salary as a committee member and payment of expenses for attending committee meetings. Directors may receive such other compensation as may be approved by the Board of Directors.

                             ARTICLE FOUR - OFFICERS

        Section 1. Positions. The officers of the Corporation may consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be given the additional designation or rank of Executive Vice President or Senior Vice President), a Secretary, a Chief Financial Officer and a Treasurer. Any two or more offices may be held by the same person. Officers other than the Chairman of the Board need not be members of the Board of Directors. The Chairman of the Board must be a member of the Board or Directors.

        Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including any Senior or Executive Vice Presidents), a Secretary, a Chief Financial Officer and a Treasurer.

        Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chairman of the Board. The Board of Directors shall be advised of appointments by the Chairman of the Board at or before the next scheduled Board of Directors meeting.

        Section 4. Compensation. The salaries, bonuses and other compensation of the Chairman of the Board and all officers of the Corporation to be elected by the Board of Directors pursuant to Section 2 of this Article Four shall be fixed from time to time by the Board of Directors or pursuant to its direction. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chairman of the Board or pursuant to his direction.

        Section 5. Term; Resignation; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chairman of the Board may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, Any officer or agent appointed by the Chairman of the Board pursuant to Section 3 of this Article Four also may be removed from such office or position by the Board of Directors or the Chairman of the Board, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chairman of the Board, by the Chairman of the Board or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation, and such resignation shall be effective without acceptance. Such resignation shall be effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until such effective date.

        Section 6. Chairman of the Board, The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board also shall serve as the chairman of any executive committee.

        Section 7. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer, in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall also serve as a vice-chairman of any executive committee.

        Section 8. President. Subject to the control of the Board of Directors, the President, in conjunction with the Chief Executive Officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer or in the event the Board of Directors shall not have designated a Chairman of the Board and a Chief Executive Officer shall not have been elected, the President shall preside at meetings of the shareholders and the Board of Directors. The President also shall serve as a vice-chairman of any executive committee.

        Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Chief Executive Officer, perform the duties and exercise the powers of the President.

They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall prescribe or as the President may from time to time delegate. Executive Vice Presidents shall be senior to Senior Vice Presidents, and Senior Vice Presidents shall be senior to all other Vice Presidents.

        Section 10. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

        Section 11. Chief Financial Officer. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

        Section 12. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

        Section 13. Other Officers: Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to such person by the Board of Directors, the officer so appointing such person or such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                     ARTICLE FIVE - CERTIFICATES FOR SHARES

        Section 1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or a Vice Chairman of the Board, or the Chief

Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

        Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

        "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

        Section 3. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed,

        Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

        Section 7. Redemption of Control Shares. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

                        ARTICLE SIX - GENERAL PROVISIONS

        Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, stock (including its own shares) or otherwise pursuant to law and subject to the provisions of the Articles of Incorporation.

        Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

        Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

        Section 5. Seal. The Board of Directors may adopt a corporate seal by resolution. The corporate seal, if adopted, shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neutral genders.

                       ARTICLE SEVEN - AMENDMENT OF BYLAWS

        Except as other-wise set forth herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

                     PRESIDENT'S CERTIFICATE OF ADOPTION OF

                     THE BYLAWS OF CYBEROAD.COM CORPORATION

I hereby certify:

That I am the duly elected President of Cyberoad.com Corporation, a Florida corporation;

That the foregoing Bylaws, constitute the Bylaws of said corporation as duly adopted by the Board of Directors of the Corporation on March 16, 1999.

IN WITNESS WHEREOF, I have hereunder signed my name as of the 31st day of May, 1999.

       /s/        JOHN COFFEY
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        John Coffey, President